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                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                        YOUTHSTREAM MEDIA NETWORKS, INC.,

                         YOUTHSTREAM ACQUISITION CORP.,

                              KES HOLDINGS, LLC AND

                         ATACAMA CAPITAL HOLDINGS, LTD.

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                             Dated February 25, 2005

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") dated as of February 25,
2005 by and among YOUTHSTREAM MEDIA NETWORKS, INC., a Delaware corporation
("YOUTHSTREAM"), YOUTHSTREAM ACQUISITION CORP., a Delaware corporation (the
"PURCHASER"), KES HOLDINGS, LLC, a Delaware limited liability company ("KES
HOLDINGS"), and ATACAMA CAPITAL HOLDINGS, LTD., a British Virgin Islands company
("ACH"). KES Holdings and ACH are sometimes hereinafter each referred to as a
"SELLER" and collectively referred to as the "SELLERS." Capitalized terms that are not defined shall have the meaning ascribed to such terms in Section 9.3.

                                   WITNESSETH:

     WHEREAS, KES Holdings is the record and beneficial owner of a 37.45%
membership interest (the "KES HOLDINGS MEMBERSHIP INTEREST") of KES Acquisition
Company, LLC, a Delaware limited liability company (the "COMPANY"), and Atacama
KES Holding Corporation, a Delaware corporation, which is a wholly owned subsidiary of ACH ("AKHC"), owns a 62.55% membership interest (the "AKHC
MEMBERSHIP INTEREST") in the Company. The KES Holdings Membership Interest and
the AKHC Membership Interests are referred to herein as the "MEMBERSHIP
INTERESTS." The stock of AKHC is referred to herein as the "AKHC STOCK." The
Company owns and operates a steel mini-mill located in Ashland, Kentucky (the
"BUSINESS").

     WHEREAS, KES Holdings desires to sell, and the Purchaser desires to purchase, the KES Holdings Membership Interest and ACH desires to sell, and
Purchaser desires to purchase, the AKHC Stock (collectively, the "PURCHASED
SECURITIES") pursuant to the provisions of this Agreement such that after giving effect to such purchase, 100% of the total Membership Interests will be owned, directly and indirectly, by the Purchaser.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE 1

                        SALE OF THE PURCHASED SECURITIES

     SECTION 1.1 SALE OF THE PURCHASED SECURITIES. Subject to the terms and conditions herein stated, each of the Sellers agrees, severally and not jointly, to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as defined in Section 2.4), and the Purchaser agrees to purchase from each of the
Sellers on the Closing Date, the Purchased Securities.

                                    ARTICLE 2

                           PURCHASE PRICE AND CLOSING

     SECTION 2.1 PURCHASE PRICE. In full consideration for the purchase by the
Purchaser of the Purchased Securities, the purchase price (the "PURCHASE PRICE")
shall be paid by the Purchaser to the Sellers as follows:

          (a) SERIES B NON-VOTING COMMON STOCK. The Purchaser shall issue to the
Sellers shares of its Series B Non-Voting Common Stock (the "SERIES B COMMON
STOCK") as follows: (i) KES Holdings shall be issued five thousand nine hundred ninety seven (5,997) shares of Series B Common Stock which represents,
Thirty-Seven and One-Half Percent (37.5%) of the outstanding Series B Common
Stock and (ii) ACH shall be issued nine thousand nine hundred ninety-five
(9,995) shares of Series B Common Stock which represents Sixty-Two and One-Half
Percent (62.5%) of the outstanding Series B Common Stock. The Series B Common
Stock shall be issued pursuant to that certain Series B Non-Voting Common Stock
Purchase Agreement, a form of which is attached to this Agreement as Exhibit A
(the "SERIES B COMMON PURCHASE AGREEMENT").

          (b) SERIES A PREFERRED STOCK. The Purchaser shall issue to the Sellers shares of its Series A Non-Voting Preferred Stock (the "SERIES A PREFERRED
STOCK") as follows: (i) KES Holdings shall be issued Ten Thousand (10,000)
shares of Series A Preferred Stock and (ii) ACH shall be issued Fifteen Thousand
(15,000) shares of Series A Preferred Stock. The Series A Preferred Stock shall be issued pursuant to that certain Series A Preferred Stock Purchase Agreement, a form of which is attached to this Agreement as Exhibit B (the "SERIES A
PREFERRED PURCHASE AGREEMENT"). The parties hereto agree that the Series A
Preferred Stock shall be treated as preferred stock for income tax purposes, and agree not to take a position inconsistent therewith.

          (c) PROMISSORY NOTES. The Purchaser shall issue promissory notes (the
"PROMISSORY NOTES") to the Sellers in the aggregate principal amount of Forty
Million Dollars ($40,000,000) as follows: (i) KES Holdings shall be issued promissory notes in the aggregate principal amount of Nineteen Million Dollars
($19,000,000) and (ii) ACH shall be issued promissory notes in the aggregate principal amount of Twenty-One Million Dollars ($21,000,000). The Promissory
Notes shall be issued pursuant to that certain Note Purchase Agreement, a form of which is attached to this Agreement as Exhibit C (the "NOTE PURCHASE
AGREEMENT").

     SECTION 2.2 PAYMENT OF THE PURCHASE PRICE. Payment of the Purchase Price
shall be made by the Purchaser via delivery of the original instruments set forth in Section 2.1 hereto in the manner directed by KES Holdings and ACH on or prior to the Closing (as hereinafter defined).

     SECTION 2.3 SERIES A VOTING COMMON STOCK ISSUANCE. At or prior to the
Closing, YouthStream shall have contributed, in the aggregate, Five Hundred
Thousand Dollars ($500,000) in cash to the Purchaser in exchange for an aggregate of 64,008 shares of Series A Voting Common Stock (the "SERIES A COMMON
STOCK") which represents One Hundred Percent

(100%) of the outstanding Series A Voting Common Stock of the Purchaser. The
Series A Common Stock shall be issued pursuant to that certain Series A Common
Stock Purchase Agreement, a form of which is attached to this Agreement as
Exhibit D (the "SERIES A COMMON PURCHASE AGREEMENT").

     SECTION 2.4 CLOSING. The closing of the transactions contemplated by this
Agreement (the "CLOSING") shall take place on February 28, 2005 (such date is herein referred to as the "CLOSING DATE"), or at such other time and place as the parties hereto may mutually agree upon and shall be held at the offices of
Pillsbury Winthrop LLP, 11682 El Camino Real, Suite 200, San Diego, California
92130 or by the exchange of documents and instruments by mail, courier, fax and wire transfer to the extent mutually acceptable to the parties hereto.

     SECTION 2.5 COOPERATION. The Purchaser, YouthStream, KES Holdings and ACH
shall cooperate fully as and to the extent reasonably requested by any other party, in connection with any audit, litigation or other proceeding. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. KES Holdings and ACH agree to (A) retain all books and records with respect to any audit, litigation or other proceeding until the expiration of the statute of limitations (and, to the extent notified by the Purchaser, any extensions thereof), and to abide by all record retention agreements entered into with any applicable authority, and (B) give any other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other party so requests, KES Holdings or
ACH, as the case may be, shall allow any other party to take possession of such books and records.

                                    ARTICLE 3

                         REPRESENTATIONS OF THE SELLERS

     SECTION 3.1 EXECUTION AND VALIDITY OF AGREEMENTS; RESTRICTIVE DOCUMENTS.
Except as set forth on the Schedule of Exceptions attached to this Agreement as
Exhibit E, each of KES Holdings and ACH, severally and not jointly, hereby represent, warrant and agree as to their respective statements set forth below, as follows (for the avoidance of doubt, each party shall be deemed to make the representations and warranties with respect only to its power and authority, and its own business, properties, assets and financial condition and shall not be deemed to make the representations and warranties with respect to the power or authority or business, properties, assets and financial condition of the other party):

     3.1.1 Execution and Validity. Each of the Sellers has the full power and authority to enter into this Agreement and the specific agreements requiring the signatures of Sellers as set forth herein (collectively, "OTHER SELLER
AGREEMENTS") and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by each of the Sellers and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all required limited liability company or other company action on behalf of KES Holdings and ACH. Each of this Agreement and the Other
Seller Agreements has been duly and validly executed and delivered by each
Seller and, assuming due authorization, execution and

delivery by the Purchaser and any other party thereto, constitutes a legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

     3.1.2 No Restrictions. There is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision
("GOVERNMENTAL OR REGULATORY AUTHORITY"), and no legal, administrative or arbitration proceeding pending or, to each Seller's knowledge, threatened against it or any of its assets or properties with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by Sellers in connection with the transactions contemplated hereby.

     3.1.3 Non-Contravention. The execution, delivery and performance by each
Seller of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Formation and Limited Liability Company
Agreement of KES Holdings, (b) violate, conflict with or result in the breach of any provision of the Certificate of Formation and Limited Liability Company
Agreement (or other comparable documents) of ACH or the Certificate of
Incorporation of AKHC, (c) to each Seller's knowledge result in the violation by it of any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, permit or license (collectively, "ORDERS"), of any Governmental or Regulatory Authority, applicable to it, or any of its assets or properties, or (d) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require it to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person (as defined in Section
9.3) any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any
Lien upon any of its assets or properties, under any of the terms, conditions or provisions of any agreement, commitment, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession, or other instrument, obligation or agreement of any kind (collectively, "CONTRACTS"), to which it is a party or by which it or any of its assets or properties are bound (except with respect to clause (d), for such conflicts, violations, breaches, defaults, payments, reimbursements, terminations, cancellations, modifications or accelerations, as would not, individually or in the aggregate, constitute a Material Adverse Effect).

     3.1.4 Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or Person is
necessary or required under any of the terms, conditions or provisions of any
Law or Order of any Governmental or Regulatory Authority or any Contract to
which any Seller is a party or any of their respective assets or properties are bound for the execution and delivery of this Agreement by the Sellers, the performance by each of the Sellers of its obligations hereunder or the consummation of the transactions contemplated hereby.

     3.1.5 Ownership; No Options or Restrictions. ACH owns of record and beneficially and has valid title to all of the issued and outstanding AKHC
Stock, and AKHC owns of record and beneficially and has valid title to the AKHC
Membership Interest, and such ownership of both the AKHC Stock and the AKHC
Membership Interest is free and clear of all Liens. AKHC was formed in Delaware on November 30, 2004. KES Holdings owns of record and beneficially and has valid title to the KES Holdings Membership Interest, and such ownership is free and clear of all Liens. Except for the AKHC Stock being purchased pursuant to this
Agreement, there are no outstanding subscriptions, options, rights, warrants, calls, commitments or arrangements of any kind to acquire any of the AKHC Stock or the Membership Interests and there are no agreements or understandings with respect to the sale or transfer of any of the AKHC Stock or the Membership
Interests.

     Except as set forth on the Schedule of Exceptions attached to this
Agreement as Exhibit E, KES Holdings represents, warrants and agrees as follows:

     SECTION 3.2 EXISTENCE AND GOOD STANDING. The Company is duly formed and is validly existing and in good standing (including tax good standing) under the laws of the State of Delaware, with the requisite power and authority to own its property and to carry on the Business as it is now being conducted. The Company is duly qualified to do business and is in good standing in the State of
Kentucky, which is the only jurisdiction in which the conduct or nature of its business, makes such qualification necessary and where the failure to qualify would have a Material Adverse Effect.

     SECTION 3.3 OWNERSHIP; NO OPTIONS OR RESTRICTIONS. The Membership Interests
owned by KES Holdings and AKHC represent 100% of the issued and outstanding
Membership Interests. There are no outstanding subscriptions, options, warrants, rights (including "phantom stock rights"), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any Membership Interest or other equity security of the Company.

     SECTION 3.4 FINANCIAL STATEMENTS AND NO MATERIAL CHANGES. SCHEDULE 3.4 sets forth (a) the unaudited balance sheet of the Company (for these purposes the term "Company" means the Company and its predecessor, Kentucky Electric Steel,
Inc. (the "PREDECESSOR ENTITY") for all relevant periods) as of December 31,
2004 and the related unaudited statements of income for the fiscal year then ended, and (b) the unaudited balance sheet of the Company as of January 31, 2005 and the related unaudited statement of income for the one (1) month then ended
(the unaudited balance sheet of the Company as of January 31, 2005 being referred to herein as the "BALANCE SHEET"). Such financial statements have been prepared in accordance with GAAP throughout the periods indicated, except for the omission of footnote disclosure with respect to the unaudited balance sheet as of January 31, 2005 and the related statement of income for the one (1) month period then ended (the "INTERIM FINANCIAL STATEMENTS") and any ordinary year-end adjustments with respect to such Interim Financial Statements. The Balance Sheet fairly presents the financial condition of the Company, at the date thereof, and reflects all claims against and all debts and liabilities of the Company, fixed or contingent, at the date thereof, required to be shown thereon under GAAP and the related statements of income fairly present the results of income for the respective periods indicated. Since January 31, 2005 (the "BALANCE

SHEET DATE"), there has been no material adverse change in the assets or liabilities, or in the Business or condition, financial or otherwise, or in the results of operations of the Company.

     SECTION 3.5 BOOKS AND RECORDS. All accounts, books, ledgers and other records material to the Company have been properly and accurately kept and are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. KES Holdings has delivered to the Purchaser complete and correct copies of the Certificate of
Formation and Limited Liability Company Agreement of the Company, with all amendments thereto, currently in effect, and its minute books and equity transfer records.

     SECTION 3.6 TITLE TO PROPERTIES; ENCUMBRANCES. The Company now has good and valid title to, or enforceable leasehold interests in or valid rights under contract to use, all the properties and assets owned or used by it (real, personal, tangible and intangible), in each case free and clear of all Liens, except for Liens set forth on SCHEDULE 3.6. The property, plant and equipment located at the Company's premises in Ashland, Kentucky (the "FACILITY"), whether owned or otherwise contracted for, is in a state of good maintenance and repair
(ordinary wear and tear excepted) and is adequate and suitable for the purposes for which they are presently being used.

     SECTION 3.7 REAL PROPERTY.

     3.7.1 Owned Real Property. SCHEDULE 3.7.1 contains an accurate and complete list of all real property owned by the Company ("OWNED REAL PROPERTY"). Other than the Owned Real Property, the Company does not own any real property
(including ground leases) or hold a freehold interest in any real property or any option or right of first refusal or first offer to acquire any real property and the Company is not obligated by Contract or otherwise to purchase any real property. The Owned Real Property is in a state of good maintenance and repair, is adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of such owned real properties. There are no pending or to the knowledge of KES Holdings, threatened condemnation or similar proceedings or special assessments relating to the Owned Real Property. There are no leases, subleases, licenses or other agreements, written or oral, granting to any party the right of use or occupancy of any portion of the Owned Real Property. The
Company has received all required approvals of Governmental or Regulatory
Authorities (including, without limitation, permits and certificates of occupancy or other such certificates permitting lawful occupancy of the Owned
Real Property) required in connection with the Company's use of the Owned Real
Property and all improvements thereon.

     3.7.2 Leased Real Property. SCHEDULE 3.7.2 contains an accurate and complete list of all real property leases, subleases, licenses and other occupancy agreements, including without limitation, any modification, amendment or supplement thereto and any other related document or agreement executed or entered into by the Company (including, without limitation, any Real Property
Lease which the Company has subleased or assigned to another Person and as to which the Company remains or will remain liable) (each individually, a "REAL
PROPERTY LEASE" and collectively, the "REAL PROPERTY LEASES"). Each Real
Property Lease (a) is valid, binding and in full force and effect, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies; (b)
all rents and additional rents and other sums, expenses and charges due thereunder to date on each such Real Property Lease have been paid; (c) there exists no default or event of default by the Company or to the knowledge of KES
Holdings, by any other party to any Real Property Lease; and there exists no occurrence, condition or act (including the purchase of the Purchased Securities hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company under any Real Property Lease; and (d) there are no outstanding claims of breach or indemnification or notice of default or termination of any
Real Property Lease. The Company holds the leasehold estate on all the Real
Property Leases free and clear of all Liens and any mortgagees' liens on the real property in which such leasehold estate is located and liens which do not and will not materially detract from or interfere with the use of the properties, or otherwise materially impair business operations involving such properties. The real property leased by the Company is in a state of good maintenance and repair, is adequate and suitable for the purposes for which it is presently being used and there are no material repair or restoration works likely to be required in connection with any of such leased real properties.

     SECTION 3.8 CONTRACTS. SCHEDULE 3.8 hereto contains an accurate and complete list of all of the material agreements to which the Company is currently a party (each, a "CONTRACT"). Each Contract is in full force and effect, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies, and there exists no default or event of default by the Company or, to the knowledge of the Sellers, by any other party, or occurrence, condition, or act (including the purchase of the
Purchased Securities hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by the Company, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such
Contract.

     SECTION 3.9 NON-CONTRAVENTION; APPROVALS AND CONSENTS.

     3.9.1 Non-Contravention. The execution, delivery and performance by the
Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby, will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Formation and Limited Liability Company Agreement of the Company; (b) to KES Holdings'
knowledge, result in the violation by the Company of any Laws or Orders of any
Governmental or Regulatory Authority applicable to the Company or any of its assets or properties, or (c) if the consents and notices set forth in SCHEDULE
3.9.2 are obtained, given or waived, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Company to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any
Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any
Lien upon any of the assets or properties of the Company, or under any of the terms, conditions or provisions of any Contract.

     3.9.2 Approvals and Consents. Except as set forth on SCHEDULE 3.9.2, no consent, approval or action of, filing with or notice to any Governmental or
Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or
Regulatory Authority or any Contract to which the Company is a party, or by which its assets or properties were or are bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.

     SECTION 3.10 LITIGATION. Except as set forth on SCHEDULE 3.10, there is no action, suit, proceeding at law or in equity by any Person, or any employee grievance, arbitration or any administrative or other proceeding by or before
(or to the knowledge of each of the Sellers, any investigation by) any
Governmental or Regulatory Authority, pending or, to the knowledge of each of the Sellers, threatened, against the Company with respect to this Agreement or the transactions contemplated hereby, or against or affecting the Business; and
no acts, facts, circumstances, events or conditions have occurred or exist which are a basis for any such action, proceeding or investigation. Except as set forth on SCHEDULE 3.10, neither KES Holdings nor the Company is subject to any
Order entered in any lawsuit or proceeding.

     SECTION 3.11 TAXES. The Company has timely completed and filed, or caused to be filed, taking into account any valid extensions of due dates, all material federal, state, local and foreign (if any) tax or information returns (including estimated tax returns) required under the statutes, rules or regulations of such jurisdictions to be filed by the Company. The term "TAXES" means taxes, duties, charges or levies of any nature imposed by any taxing or other Governmental or
Regulatory Authority, including without limitation income, gains, capital gains, surtax, capital, franchise, value-added taxes, taxes required to be deducted from payments made by the payor and accounted for to any tax authority, employees' income withholding, back-up withholding, withholding on payments to foreign Persons, social security, national insurance, unemployment, worker's compensation, payroll, disability, real property, personal property, sales, use, goods and services or other commodity taxes, business, occupancy, excise, customs and import duties, transfer, stamp, and other material taxes (including interest, penalties or additions to tax in respect of the foregoing), and includes all taxes payable by the Company pursuant to Treasury Regulations
Section 1.1502-6 or any similar provision of state, local or foreign law. All
Taxes shown on said returns to be due and all other Taxes due and owing (whether or not shown on any Tax return) have been paid and all additional assessments received prior to the date hereof have been paid. The Company has collected all material sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate taxing authority within the prescribed time periods. The Company has withheld all material amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers, members, residents and non-residents and remitted or will remit the same to the appropriate taxing authorities within the prescribed time periods. The amount established as an accrual for Taxes (apart from any reserved for deferred Taxes established to reflect timing differences between book and Tax accrual) on the Balance Sheet
(without regard to the notes thereto) is sufficient for the payment of all material unpaid Taxes of the Company whether or not disputed, for all periods ended on and prior to the date thereof. Since the Balance Sheet Date, the
Company has not incurred any material liabilities for Taxes other than in the ordinary course of business. KES Holdings has delivered to the Purchaser correct and complete copies of all federal, state and local income tax returns filed with

respect to the Company for all taxable periods since its formation. None of the federal, state or local income tax returns of the Company have ever been audited by the Internal Revenue Service or any other Governmental or Regulatory
Authority. No examination of any return of the Company is currently in progress, and KES Holdings has not received notice of any proposed audit or examination.
No deficiency in the payment of Taxes by the Company for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. The Company has not made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Taxes against it. The Company has not been a member of an affiliated group filing consolidated federal income tax returns nor has it been included in any combined, consolidated or unitary state or local income tax return. The Company is not obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither KES
Holdings, nor to KES Holding's knowledge, ACH, nor the Company has entered into any Tax sharing or indemnification agreement with any party prior to the date hereof. Neither the Company nor the Purchaser will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting of the Company for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" of the Company as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income tax law); (C) installment sale or open transaction disposition made by the Company on or prior to the Closing Date; or
(D) prepaid amount received by the Company on or prior to the Closing Date.
Since its formation, the Company has been treated as either a disregarded entity or as a partnership for purposes of federal, state and local income tax laws and, accordingly, has not been separately subject to federal or state tax based on its gross or net income.

     SECTION 3.12 LIABILITIES. Except as set forth on the Balance Sheet or as set forth in SCHEDULE 3.12, neither KES Holdings nor the Company has any outstanding claims, liabilities or indebtedness of any nature whatsoever as to which the Company is or may become responsible (collectively in this Section
3.12, "LIABILITIES"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (i) Liabilities specifically disclosed in any Schedule hereto (including, pursuant to any document referrals in the Schedules); (ii) Liabilities which are individually or in the aggregate not material to the Business; and (iii)
Liabilities incurred in the ordinary course of business and consistent with past practice of the Company since the Balance Sheet Date not involving borrowings.

     SECTION 3.13 INSURANCE. SCHEDULE 3.13 contains a true and complete list of all liability, property, workers' compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or the employees of the Company (other than self-obtained insurance policies by such employees). A copy of each such policy has been delivered to the Purchaser.
Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or default thereunder. In light of the nature of the Company's business, assets and properties, KES Holdings believes they are in the amounts and have coverage that are reasonable and customary for Persons engaged in such business and have such assets and properties. Neither the Company nor, to the knowledge of

                                       10

KES Holdings, the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section 3.13 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Since the date on which the Company acquired the assets of the
Predecessor Entity (the "ACQUISITION DATE"), the Company has not filed for any claims exceeding $25,000 against any of its insurance policies, exclusive of automobile and health insurance policies. None of such policies shall lapse or terminate by reason of the transactions contemplated by this Agreement and all such policies shall continue in effect after the Closing Date for the benefit of the Company. The Company has not received any notice of cancellation of any such policy. KES Holdings has not received notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on SCHEDULE 3.13 will not be available in the future on substantially the same terms now in effect.

     SECTION 3.14 INTELLECTUAL PROPERTIES.

     3.14.1 Definitions. For purposes of this Agreement, the following terms have the following definitions:

          "INTELLECTUAL PROPERTY" shall include, without limitation, any or all of the following and all rights associated therewith: (a) all domestic and foreign patents, and applications therefor, and all reissues, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements; (c) trade secrets, confidential and proprietary information, know how, technology, technical data and customer lists, financial and marketing data, pricing and cost information, business and marketing plans, databases and compilations of data, rights of privacy and publicity, and all documentation relating to any of the foregoing; (d) all copyrights, copyright registrations and applications therefor, unregistered copyrights, the content of all World
Wide Web sites of the Company, and all other rights corresponding thereto throughout the world; (e) all mask works, mask work registrations and applications therefor; (f) all industrial designs and any registrations and applications therefor; (g) all trade names, company names, logos, trade dress, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith;
(h) any and all Internet domain names and Web sites (including all software and applications, and all components and/or modules thereof), used in connection therewith; and (i) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing.

          "INTELLECTUAL PROPERTY OF THE COMPANY" shall mean any Intellectual
Property that: (a) is owned by or exclusively licensed to the Company, or (b)
which is used in the operation of the Business, but shall specifically not include any rights in or to materials created for customers as
"work-made-for-hire" or which are subject to an assignment in favor of customers of the Company.

     3.14.2 Representations. SCHEDULE 3.14.2 hereto contains an accurate and complete list of all registered trademarks, applications for registered trademarks, registered service marks, applications for registered service marks, and logos which are used in connection with the operation of the Business (the
"REGISTERED IP"). The Company has no patents or patent applications pending. The registrations and applications of the Registered IP are owned by and

                                       11

are in the name of the Company and are valid, in proper form, enforceable and subsisting, all necessary registration and renewal fees in connection with such registrations have been made and all necessary documents and certificates in connection with such registrations have been filed with the relevant patent, copyrights and trademark authorities in the United States or other jurisdiction for the purposes of maintaining such Intellectual Property registrations, and applications therefor, except as would not, in any case, have a Material Adverse
Effect. No registration, or application therefor, for any of the Registered IP has lapsed, expired, or been abandoned, and no such registrations, or applications therefor, are the subject of any opposition, interference, cancellation, or other legal, quasi-legal, or governmental proceeding pending before any governmental, registration, or other authority in any jurisdiction, except as would not, in any case, have a Material Adverse Effect. The Company
(i) has not granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property of the Company, and (ii) owns all rights, title and interest in, or has the right to use, all Intellectual Property used in, or necessary for, the conduct of the Business, free and clear of all Liens, except as would not, in any case, have a Material Adverse Effect. The consummation of the transactions contemplated hereby will not result in any loss or impairment of Company's rights to own or use any Intellectual Property, nor will such consummation require the consent of any third party in respect of any
Intellectual Property, except as would not, in any case, have a Material Adverse
Effect. There are no proceedings pending or, to the knowledge of KES Holdings, threatened against the Company with respect to the Intellectual Property, or with respect to any other Intellectual Property, alleging the infringement or misappropriation by the Company of any Intellectual Property of any Person, and
neither of the Sellers has received notice from any Person that the operation of the Business infringes the Intellectual Property of any Person, except as would not, in any case, have a Material Adverse Effect.

     SECTION 3.15 COMPLIANCE WITH LAWS; PERMITS.

     3.15.1 Compliance. The Company is, and the Business has been conducted, in compliance with all applicable Laws and Orders, except in each case (other than with respect to compliance with environmental Laws and Orders relating to the regulation or protection of the environment and public health and safety
("ENVIRONMENTAL LAWS AND ORDERS")) where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, including without limitation: (a) all Laws and Orders promulgated by the Federal Trade Commission or any other Governmental or Regulatory Authority; (b) all Environmental Laws
and Orders; and (c) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment and wages, hours and vacations, or pay equity. The Company has not been charged with, or, to the knowledge of KES Holdings, threatened with or under any investigation with respect to, any charge concerning any violation of any Laws or Orders.

     3.15.2 Permits. With respect to the jurisdictions in which it conducts business, the Company, to the knowledge of KES Holdings, holds and is in compliance with all permits, licenses, and other government certificates, authorizations and approvals ("PERMITS") required by any Governmental or
Regulatory Authority (including, without limitation, those Permits required under applicable Environmental Laws and Orders) for the operation of the
Business as presently operated or used, except where the failure to have such
Permits would not reasonably be expected to have a Material Adverse Effect. All of the Permits are in full force and effect and

                                       12

no action or claim is pending, nor to the knowledge of KES Holdings is threatened, to revoke or terminate any such Permit or declare any such Permit invalid in any material respect. SCHEDULE 3.15.2 sets forth a list of the
Permits that are utilized by the Company in the operation of the Business.

     3.15.3 Hazardous Materials. There have been no chemicals, substances or materials listed under, governed or regulated by Environmental Laws and Orders
(collectively "HAZARDOUS MATERIALS") spilled, released, discharged, emitted or disposed of by the Business except in compliance with Environmental Laws and
Orders. There is no existing contamination at, under or around any part of the
Facility that would result in any Material Adverse Effect. The Company has not received any notices, claims, demands, or requests for information from any
Governmental or Regulatory Authority or any third party with respect to
Hazardous Materials generated, spilled, released, discharged, emitted or disposed of by the Business. True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments that have been conducted with respect to the Business, either by the Company or any environmental consultant or engineer engaged for such purpose, have been made available to Purchaser and a list of all such reports, audits and assessments and any other similar report, audit or assessment is included on SCHEDULE
3.15.3.

     SECTION 3.16 CUSTOMER RELATIONS. SCHEDULE 3.16 sets forth the 10 largest customers of the Company (measured by revenues), and the revenues from each such customer and from all customers (in the aggregate) for the 2004 fiscal year. No customer of the Company has advised either the Company or the Sellers in writing that it is (x) terminating or considering terminating the handling of its business by the Company or in respect of any particular product, project or service or (y) planning to reduce its future spending with the Company in any material manner; and no customer has orally advised the Company or either Seller of any of the foregoing events.

     SECTION 3.17 ACCOUNTS RECEIVABLE; WORK-IN-PROCESS; ACCOUNTS PAYABLE. The
amount of all work-in-process, accounts receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses)
and other debts due or recorded in the records and books of account of the
Company as being due to the Company and reflected on the Balance Sheet represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, will be good and collectible in full (less the amount of any provision, reserve or similar adjustment therefor reflected on the Balance Sheet) in the ordinary course of business, and none of the accounts receivable is or will be subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. There has been no change since the Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable, unbilled invoices, or other debts due to the Company, or the reserves with respect thereto, or accounts payable of the
Company which would have a Material Adverse Effect.

     SECTION 3.18 EMPLOYMENT RELATIONS. Except as set forth on SCHEDULE 3.18,
(a) no unfair labor practice complaint against the Company is pending before any
Governmental or Regulatory Authority; (b) there is no organized labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of KES
Holdings threatened against or involving the Business; (c) there are no labor unions representing or, to the knowledge of KES Holdings, attempting to represent the employees of the Company; (d) no claim or grievance nor any

                                       13

arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company, and to the knowledge of KES Holdings, no such claim or grievance has been threatened; (e) no collective bargaining agreement is currently being negotiated by the Company; and (f) the Company has not experienced any work stoppage or similar organized labor dispute since the
Acquisition Date. Except as set forth on SCHEDULE 3.10, there is no legal action, suit, proceeding or claim pending or, to the knowledge of KES Holdings, threatened between the Company and any employees or former employees of the
Company or its Predecessor Entity, agents or former agents of the Company or its
Predecessor Entity, job applicants or any association or group of any employees of the Company or its Predecessor Entity.

     SECTION 3.19 EMPLOYEE BENEFIT MATTERS.

     3.19.1 List of Plans. SCHEDULE 3.19 to this Agreement lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA")) and all bonus, incentive, deferred compensation, stock option, restricted stock, stock appreciation rights, phantom stock rights, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all termination, severance or other Contracts, whether covering one Person or more than one
Person, and whether or not subject to any of the provisions of ERISA, which are or have been maintained, contributed to or sponsored by the Company, any subsidiary of the Company or any ERISA Affiliate (as defined in Section 3.19.3)
for the benefit of any employee (each item listed on SCHEDULE 3.19 being referred to herein individually, as a "PLAN" and collectively, as the "PLANS").
KES Holdings has delivered to the Purchaser, to the extent applicable, a complete and accurate copy of: (a) each written Plan and descriptions of any unwritten Plan (including all amendments thereto whether or not such amendments are currently effective); (b) each summary plan description and all summaries of material modifications relating to a Plan; (c) each trust agreement or other funding arrangement with respect to each Plan, including insurance contracts;
(d) the most recently filed IRS Form 5500 relating to each Plan; (e) the most recently received IRS determination letter for each Plan; and (f) the three most recently prepared actuarial reports and financial statements in connection with each Plan. Neither the Company nor KES Holdings has made any commitment, (i) to create or cause to exist any Plan not set forth on SCHEDULE 3.19 or (ii) to modify, change or terminate any Plan.

     3.19.2 Severance. None of the Plans, nor any employment agreement or other
Contract to which the Company is a party or bound, (a) provides for the payment of or obligates the Company to pay separation, severance, termination or similar-type benefits to any Person; or (b) obligates the Company to pay separation, severance, termination or similar-type benefits as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code, either alone or in conjunction with any subsequent occurrence.

     3.19.3 Multi-Employer Plans. Neither the Company nor any ERISA Affiliate
has maintained, contributed to or participated in a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a multiple employer plan subject to Sections 4063 and 4064 of ERISA, nor has any obligations or liabilities, including withdrawal, reorganization or successor liabilities, regarding any such plan. As used herein, the term "ERISA AFFILIATE" means

                                       14

any Person that is or has been a member of a controlled group of organizations
(within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which
KES Holdings is a member.

     3.19.4 Welfare Benefit Plans. The Company has expressly reserved the right, in all Plan documents relating to welfare benefits provided to employees, former employees, officers, directors and other participants and beneficiaries, to amend, modify or terminate at any time the Plans which provide for welfare benefits, and the Sellers are not aware of any fact, event or condition that could reasonably be expected to restrict or impair such rights. Except as required under Section 601 of ERISA, neither the Company nor any ERISA Affiliate has made any promises or commitments to provide, and is not obligated to provide
(i) medical benefits (including without limitation through insurance) to retirees or former employees of the Company or any ERISA Affiliate or their respective dependants, or (ii) life insurance or other death benefits to retired employees or former employees of the Company or the Predecessor Entity or any
ERISA Affiliate or their respective dependants.

     3.19.5 Administrative Compliance. Each Plan is now and has been operated in all material respects in accordance with the requirements of all applicable
Laws, including, without limitation, ERISA, the Health Insurance Portability and
Accountability Act of 1996 and the Code, the Age Discrimination in Employment
Act, Family and Medical Leave Act, the Americans with Disabilities Act, the
Equal Pay Act, and Title VII of the Civil Rights Act of 1964, and the
regulations and authorities published thereunder. The Company has performed all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Sellers have no knowledge of any default or violation by any Person under, any Plan. Except as set forth on
SCHEDULE 3.10, no legal action, suit, audit, investigation or claim is pending or, to the knowledge of KES Holdings, threatened with respect to any Plan (other than claims for benefits in the ordinary course), and no fact, event or condition exists that would be reasonably likely to provide a legal basis for any such action, suit, audit, investigation or claim. All reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees and any Governmental or Regulatory
Authority have been timely made or an extension has been timely obtained. With respect to any insurance policy providing funding for benefits or an investment alternative under any Plan, (i) no liability or loss shall be incurred by the
Company or any such Plan in the nature of a retroactive rate adjustment, loss sharing arrangement or other liability or loss, and (ii) to the knowledge of KES
Holdings no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of KES
Holdings, no such proceedings with respect to any insurer are imminent.

     3.19.6 Tax-Qualification. Each Plan which is intended to be qualified under
Sections 401(a) or 408(k) of the Code is qualified under Sections 401(a) and
408(k) of the Code (and, if applicable, complies with the requirements of
Section 401(k) of the Code), and has received a favorable determination letter from the IRS that it is so qualified. Each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code is exempt under Section 501(a) of the Code and has received a determination letter from the IRS that it is so exempt; and no fact or event has occurred or condition exists since the date of such determination letter from the IRS which would be reasonably likely to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

                                       15

     3.19.7 Funding; Excise Taxes. There has been no prohibited transaction
(within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan subject to ERISA. Neither the Company nor any subsidiary of the Company has incurred any liability for any excise tax arising under Sections
4971, 4972, 4973, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980, 4980B,
4980D or 4980E of the Code or any civil penalty arising under Sections 409,
502(i) or 502(l) of ERISA, and no fact, event or condition exists which could give rise to any such liability. Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Section
302(c)(11) or Title IV of ERISA (other than liability for premiums to the
Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), including, without limitation, any liability in connection with the termination of any employee benefit plan subject to Title IV of ERISA (a "TITLE IV PLAN");
and, no fact, event or condition exists which could give rise to any such liability. No complete or partial termination has occurred within the five (5)
years preceding the date hereof with respect to any Plan maintained by the
Company or any ERISA Affiliate, and no reportable event (within the meaning of
Section 4043 of ERISA), notice of which has not been waived by the PBGC, has occurred or is expected to occur with respect to any Plan maintained by the
Company or any ERISA Affiliate. The transactions contemplated by this Agreement will not result in liability to the Company or the Purchaser under Section 4069 of ERISA. No Title IV Plan or Plan subject to Section 302 of ERISA maintained by the Company or any ERISA Affiliate had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company or any ERISA Affiliate is the subject of any Lien arising under
Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any ERISA Affiliate has been required to post any security under Section 307 of
ERISA or Section 401(a)(29) of the Code relating to any Plan; and no fact or event exists which could give rise to any such Lien or requirement to post any such security. As of the Closing Date, no Plan which is a Title IV Plan will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18)
of ERISA) and no Plan which is subject to Section 302 of ERISA will have an
"accumulated funding deficiency" (within the meaning of Section 302(a)(2) of
ERISA).

     3.19.8 Tax Deductions. All contributions, premiums or payments (including all employer contributions and, if applicable, employee salary reduction contributions) required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted or in the case of the current year will be deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental or Regulatory
Authority, and no fact or event exists which could give rise to any such challenge or disallowance.

     SECTION 3.20 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as set forth on
SCHEDULE 3.20, to the knowledge of KES Holdings (without making any inquiry of any member of the Related Group, as hereinafter defined), no officer, director, or employee of the Company, or any parent, brother, sister, child or spouse of any such officer, director, key executive or employee of the Company
(collectively, the "RELATED GROUP"), or any Person controlled by anyone in the
Related Group:

     (i) owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly, of less than 1% of the issued and outstanding shares of any class of securities

                                       16

     of a publicly held and traded company), or is an officer, director, employee, agent or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor of the
     Company;

     (ii) owns, directly or indirectly, in whole or in part, any material tangible or intangible property (including, but not limited to Intellectual
     Property), that the Company used in the conduct of the Business, other than immaterial personal items owned and used by employees at their work stations; or

     (iii) has any cause of action or other claim whatsoever against, or owes any amount to the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     SECTION 3.21 BANK ACCOUNTS AND POWERS OF ATTORNEY. Set forth in SCHEDULE
3.21 is an accurate and complete list showing (a) the name and address of, and account information for, each bank in which the Company maintains an account, credit line or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto, and (b) the names of all Persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

     SECTION 3.22 COMPENSATION OF EMPLOYEES. SCHEDULE 3.22 is an accurate and complete list showing: (a) the names and positions of all employees and consultants who are compensated by the Company at an annualized rate of $60,000 or more, together with a statement of the current annual salary, and the annual salary, bonus and incentive compensation paid or payable with respect to calendar year 2003 and 2004, and the material fringe benefits of such employees and consultants not generally available to all employees of the Company; (b) all bonus and incentive compensation paid or payable (whether by agreement, custom or understanding) to any employee of the Company not listed in clause (a) above for services rendered or to be rendered during the calendar years 2003 and 2004;
(c) the names of all retired employees, if any, of the Company or the
Predecessor Entity who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from the Company not covered by any pension plan to which the Company is a party, their ages and current unfunded pension rate, if any; and (d) a description of the current severance and vacation policy of the Company.

     SECTION 3.23 NO CHANGES SINCE THE BALANCE SHEET DATE. Since the Balance
Sheet Date, except pursuant to a Contract made in the ordinary course of business, the Company has not (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its assets to be subjected to any Lien, (iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (iv) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $50,000, (v) declared or paid any dividends or made any distributions on any membership interests or other equity or redeemed, purchased or otherwise acquired any membership interests or other equity or any option, warrant or other right to purchase or acquire any such membership interests or equity, (vi) made any bonus or profit sharing distribution, (vii) increased or prepaid its indebtedness for borrowed money, except current borrowings under existing credit lines, or made any loan to any Person other than to any

                                       17

employee for normal travel and expense advances, (viii) wrote down the value of any work-in-process, or wrote off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, were material to the
Company, (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, received aggregate compensation from the Company at an annual rate of $50,000 or more, or except in the ordinary course of business to any other employees, (x) entered into any employment or exclusive consulting agreement which is not cancelable by the Company without penalty or other financial obligation within thirty (30) days, (xi) canceled or waived any claims or rights of material value, (xii) made any change in any method of accounting procedures, (xiii) otherwise conducted the Business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, (xiv) amended or terminated any agreement which is material to the Business, (xv) renewed, extended or modified any lease of real property or any lease of personal property, except in the ordinary course of business, (xvi)
adopted, amended or terminated any Plan or (xvii) agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

     SECTION 3.24 CORPORATE CONTROLS. The Company has not and to the knowledge of KES Holdings, no officer, authorized agent, employee, or consultant has, directly or indirectly, used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;
established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records;
participated in any racketeering activity; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     SECTION 3.25 BROKERS. No broker, finder, agent or similar intermediary has acted on behalf of the Sellers or the Company in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees, consulting fees or similar fees or commissions are payable by the Company or the Sellers in connection therewith based on any agreement, arrangement or understanding with any of them.

     SECTION 3.26 COPIES OF DOCUMENTS. KES Holdings has caused to be made available for inspection and copying by the Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule.

                                       18

                                    ARTICLE 4

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF

                          THE PURCHASER AND YOUTHSTREAM

     The Purchaser and YouthStream jointly and severally represent, warrant and agree to and with the Sellers as follows:

     SECTION 4.1 EXISTENCE AND GOOD STANDING. Each of YouthStream and the
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

     SECTION 4.2 EXECUTION AND VALIDITY OF AGREEMENT. Each of YouthStream and
the Purchaser has the full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and YouthStream and the consummation by the Purchaser and YouthStream of the transactions contemplated hereby, including the authorization, issuance and delivery by the
Purchaser of the shares of Series B Common Stock and Series A Preferred Stock being issued to the Sellers under this Agreement have been duly authorized by all required action on behalf of the Purchaser and YouthStream, as applicable, and this Agreement has been duly and validly executed and delivered by the
Purchaser and YouthStream and, assuming due authorization, execution and delivery by the Sellers, constitutes legal, valid and binding obligations of the
Purchaser and YouthStream, enforceable against it in accordance with its terms.

     SECTION 4.3 LITIGATION. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Purchaser, any investigation
by), any Governmental or Regulatory Authority pending or, to the knowledge of the Purchaser or YouthStream, threatened against the Purchaser or YouthStream or any of their respective properties or rights with respect to this Agreement or the transactions contemplated hereby.

     SECTION 4.4 NON-CONTRAVENTION; APPROVALS AND CONSENTS.

     4.4.1 Non-Contravention. The execution, delivery and performance by the
Purchaser and YouthStream of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not (a) violate, conflict with or result in the breach of any provision of their respective
Certificates of Incorporation or By-laws, or (b) result in the violation by the
Purchaser or YouthStream of any Laws or Orders of any Governmental or Regulatory
Authority applicable to the Purchaser or YouthStream or any of their respective assets or properties, or (c) result in a violation or breach of, constitute
(with or without notice or lapse of time or both) a default under any Contract to which the Purchaser or YouthStream is a party or by which the Purchaser or
YouthStream or any of their respective assets or properties are bound.

                                       19

     4.4.2 Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or
any Contract to which the Purchaser or YouthStream is a party or by which the
Purchaser or YouthStream or any of their respective assets or properties is bound for the Purchaser's and YouthStream's execution and delivery of this
Agreement, the performance by the Purchaser and YouthStream of their respective obligations hereunder or the consummation of the transactions contemplated hereby, other than a Form D filing that the Company may be required to file with the Securities and Exchange Commission (the "SEC") and securities compliance filings that YouthStream is required to make with the SEC in connection with the transactions contemplated herein.

     SECTION 4.5 SHARE ISSUANCE. The shares of Series B Common Stock and Series
A Preferred Stock, when issued and delivered to the Sellers in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable.

     SECTION 4.6 BROKERS. No broker, finder, agent or similar intermediary has acted on behalf of the Purchaser or YouthStream in connection with this
Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Purchaser and
YouthStream in connection therewith based on any agreement, arrangement or understanding with any of them.

     SECTION 4.7 CERTAIN FREE CASH DISTRIBUTIONS.

     4.7.1 Each of the Purchaser and AKHC shall ensure that the Company distributes to them sufficient amounts of cash and cash equivalents as are necessary to enable each of them to make any required Tax Sharing Payments on a timely basis.

     4.7.2 Each of the Company and AKHC shall distribute, and each of the
Purchaser, the Company and AKHC shall cause their respective Subsidiaries to distribute, within thirty (30) days following the end of each fiscal quarter, all cash and cash equivalents as are necessary such that the Purchaser shall have, as of such date, cash and cash equivalents on hand in an amount equal to the Free Cash for such quarter then ended; provided, however, that the Company shall not be obligated to distribute any amount in excess of the maximum amount that the Company is able to draw on the GECC Senior Loan Facility.

     SECTION 4.8 YOUTHSTREAM SERIES B PREFERRED STOCK PURCHASE COMMITMENT.
YouthStream shall purchase Series B Preferred Stock from the Purchaser within ten (10) days following the end of each fiscal quarter in an amount equal to all distributions received by YouthStream for such quarter under Section 6.2.1(a) of that certain Amended and Restated Limited Liability Company Agreement of KES
Holdings, LLC dated July 3, 2003, as amended.

The Purchaser hereby represents, warrants and agrees to and with the Sellers as follows:

     SECTION 4.9 DISCLOSURE. None of this Agreement nor the Other Seller
Documents delivered to the Sellers by or on behalf of the Purchaser in connection with the transactions contemplated hereby, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the

                                       20

circumstances under which they were made. There is no fact known to the
Purchaser that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Other Seller Documents delivered to each Seller by or on behalf of the Purchaser specifically for use in connection with the transactions contemplated hereby.

     SECTION 4.10 SUBSIDIARIES. Prior to the consummation of the transactions contemplated hereby, the Purchaser had no Subsidiaries.

     SECTION 4.11 LITIGATION; OBSERVANCE OF AGREEMENTS; STATUTES AND ORDERS.

     4.11.1 There are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any property of the Purchaser in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.11.2 The Purchaser is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.12 TAXES. The Purchaser is newly formed and has not filed tax returns. The Purchaser knows of no basis for any tax or assessment that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.13 TITLE TO PROPERTY. Upon the closing of the transactions contemplated by this Agreement, the Purchaser will have good and sufficient title to its properties that individually or in the aggregate are Material, free and clear of Liens prohibited by the Note Purchase Agreement.

     SECTION 4.14 LICENSES, PERMITS, ETC. Upon the closing of the transactions contemplated by this Agreement, the Purchaser will own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

     SECTION 4.15 EXISTING DEBT; FUTURE LIENS.

          4.15.1 Prior to the consummation of the transactions contemplated in this Agreement, the Purchaser had no Debt.

          4.15.2 The Purchaser has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2 of the Note Purchase Agreement.

                                       21

                                    ARTICLE 5

                ACTIONS AT CLOSING BY SELLERS AND/OR THE COMPANY

     Purchaser's obligation to consummate the transactions contemplated by this
Agreement is subject to the satisfaction of the following conditions:

     SECTION 5.1 CERTIFIED RESOLUTIONS. The Sellers shall have delivered to the
Purchaser (i) copies of resolutions of the Manager and Members of KES Holdings authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, certified by one of its officers as of the Closing Date and (ii) copies of corporate resolutions of ACH authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, certified by one of its officers as of the Closing Date.

     SECTION 5.2 REQUIRED APPROVALS AND CONSENTS. The Sellers and/or the Company
shall have obtained or given, at no expense to the Purchaser, and there shall not have been withdrawn or modified, any consents or approvals or other actions listed on SCHEDULE 3.9.2 hereof (including without limitation, obtaining all such consents, approvals and/or waivers required under the Contracts in order to permit the consummation of the transactions contemplated by this Agreement without causing or resulting in a default, event of default, acceleration event or termination event under any of such documents and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of the Purchaser or the Company thereunder). Each such consent or approval shall be in form satisfactory to counsel for the Purchaser.

     SECTION 5.3 SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF THE COMPANY. Each of the Sellers shall have cooperated with respect to matters relating to the drafting and execution of a Second Amended and Restated
Limited Liability Company Agreement of the Company (the "SECOND AMENDED AND
RESTATED LLC AGREEMENT") dated as of the Closing Date, in the form of Exhibit F hereto.

     SECTION 5.4 OPINION OF COUNSEL. The Purchaser shall have received the opinion of (i) Pillsbury Winthrop LLP, counsel to KES Holdings and (ii) Seward &
Kissel LLP, counsel to ACH, dated as of the Closing Date, each in form and substance reasonably satisfactory to the Purchaser.

     SECTION 5.5 NOTE PURCHASE AGREEMENT. Each of the Sellers shall have entered into the Note Purchase Agreement with the Purchaser dated as of the date hereof.

     SECTION 5.6 SERIES B COMMON PURCHASE AGREEMENT. Each of the Sellers shall have entered into the Series B Non-Voting Common Stock Purchase Agreement with the Purchaser dated as of the date hereof.

     SECTION 5.7 SERIES A PREFERRED PURCHASE AGREEMENT. Each of the Sellers
shall have entered into the Series A Non-Voting Preferred Stock Purchase
Agreement with the Purchaser dated as of the date hereof.

                                       22

     SECTION 5.8 LIMITED LIABILITY COMPANY INTEREST PLEDGE AGREEMENTS. Each of
the Sellers shall have entered into a Limited Liability Company Interest Pledge
Agreement (collectively, the "PLEDGE AGREEMENTS") with YouthStream dated as of the Closing Date, in the forms of Exhibit G-1 and G-2 hereto.

     SECTION 5.9 INTERCREDITOR AGREEMENT. Each of the Sellers shall have entered into an Intercreditor Agreement (the "INTERCREDITOR AGREEMENT") dated as of the
Closing Date, in the form of Exhibit H hereto.

     SECTION 5.10 LOAN AND SECURITY AGREEMENT. KES Holdings, AKHC and Company
shall have entered into the Amendment No. 7 to Loan and Security Agreement
("LOAN AND SECURITY AGREEMENT") with GECC and Purchaser dated as of the Closing
Date, in the form of Exhibit I hereto.

     SECTION 5.11 AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT. Pinnacle
Steel, LLC and the Company shall have entered into the Amended and Restated
Management Services Agreement (defined below).

     SECTION 5.12 COMPLIANCE CERTIFICATES. Purchaser shall have received from each of the Sellers a compliance certificate certifying that the representations and warranties contained in Section 3 made by such party are true and correct at and as of the Closing Date as though then made.

     SECTION 5.13 AKHC MATTERS. ACH shall deliver (i) stock certificates representing all of the AKHC Stock to the Purchaser, together with stock powers with respect thereto, duly endorsed and in a form acceptable to the Purchaser and (ii) resignations of the existing officers and directors of AKHC.

     SECTION 5.14 KES HOLDINGS MATTERS. KES Holdings shall deliver (i)
certificates representing all of the KES Holdings Membership Interest owned by it to the Purchaser (to the extent theretofore issued), together with executed transfer instructions with respect thereto, duly endorsed and in a form acceptable to the Purchaser and (ii) resignations of the existing officers and the managers of the Company.

     SECTION 5.15 CERTIFICATE OF NON-FOREIGN STATUS. KES Holdings shall deliver to Purchaser a certificate of non-foreign status in the form and executed in the manner prescribed under Treasury Regulation Section 1.1445-2(b)(2)(iv)(B).

     SECTION 5.16 STATEMENT AND NOTICE OF AKHC. AKHC shall provide Purchaser with at least two (2) executed originals of both a statement issued to Purchaser and accompanying notice to the Internal Revenue Service, in the form and executed in the manner prescribed by Treasury Regulation Sections 1.1445-2(c)(3)
and 1.897-2 (h), to the effect that AKHC is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue
Code of 1986, as amended (the "CODE"), a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and the Treasury
Regulations issued thereunder. AKHC and Purchaser further agree that (i) this
Section 5.17 constitutes a request by Purchaser for such statement in accordance with Treasury Regulation Section 1.1445-2(c)(3), (ii) the statement issued to
Purchaser and accompanying notice issued to the Internal Revenue

                                       23

Service will each be dated as of the Closing Date, and (iii) immediately following the Closing, an executed original of the statement and notice, together with an appropriate transmittal letter, will be sent to the Internal
Revenue Service, by certified mail, return receipt requested, to the Director,
Philadelphia Service Center, P.O. Box 21086, Drop Point 8731, FIRPTA Unit,
Philadelphia, Pennsylvania 19114-0586.

     SECTION 5.17 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto must be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel reasonably requested in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                    ARTICLE 6

               ACTIONS AT CLOSING BY THE PURCHASER AND YOUTHSTREAM

     Sellers' obligations to consummate the transactions contemplated by this
Agreement are subject to the satisfaction of the following conditions:

     SECTION 6.1 CERTIFIED RESOLUTIONS. The Purchaser and YouthStream shall have delivered to the Company a copy of the resolutions of their respective Board of
Directors, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by one of its officers.

     SECTION 6.2 OPINION OF COUNSEL. The Company shall have received the opinion of Littman Krooks LLP, counsel to the Purchaser and YouthStream, dated the as of
Closing Date, substantially in the form and substance reasonably satisfactory to the Sellers.

     SECTION 6.3 SECOND AMENDED AND RESTATED LLC AGREEMENT. The Purchaser shall have entered into the Second Amended and Restated LLC Agreement.

     SECTION 6.4 NOTE PURCHASE AGREEMENT. The Purchaser shall have entered into the Note Purchase Agreement with each of the Sellers dated as of the Closing
Date.

     SECTION 6.5 SERIES B COMMON PURCHASE AGREEMENT. The Purchaser shall have entered into the Series B Common Purchase Agreement with each of the Sellers dated as of date hereof.

     SECTION 6.6 SERIES A PREFERRED PURCHASE AGREEMENT. The Purchaser shall have entered into the Series A Preferred Purchase Agreement with each of the Sellers dated as of date hereof.

     SECTION 6.7 LIMITED LIABILITY COMPANY INTEREST PLEDGE AGREEMENTS.
YouthStream shall have entered into the Pledge Agreements with each of the
Sellers, as applicable.

                                       24

     SECTION 6.8 TAX SHARING AGREEMENT. The Purchaser, YouthStream and AKHC
shall have entered into a Tax Sharing Agreement (the "TAX SHARING AGREEMENT")
dated as of the Closing Date, in the form of Exhibit J hereto.

     SECTION 6.9 CONTINUING GUARANTY. The Purchaser shall have entered into a
Continuing Guaranty with GECC dated as of the Closing Date, in the form of
Exhibit K hereto.

     SECTION 6.10 POWER OF ATTORNEY. The Purchaser shall have executed a Power of Attorney in favor of GECC dated as of the Closing Date, in the form of
Exhibit L hereto.

     SECTION 6.11 LOAN AND SECURITY AGREEMENT. The Purchaser shall have entered into the Loan and Security Agreement with KES Holdings, AKHC, the Company and
GECC.

     SECTION 6.12 COMPLIANCE CERTIFICATE. Sellers shall have received from each of Purchaser and YouthStream a compliance certificate certifying that the representations and warranties contained in Section 4 made by such party are true and correct at and as of the Closing Date as though then made.

     SECTION 6.13 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto must be reasonably satisfactory in form and substance to KES Holdings and its counsel and KES Holdings shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                    ARTICLE 7

                                OTHER AGREEMENTS

     SECTION 7.1 MANAGEMENT OF THE COMPANY. The parties agree that the operations of the Company shall continue to be conducted from and after the
Closing pursuant to that certain Amended and Restated Management Services
Agreement dated as of the Closing Date, by and between the Company and Pinnacle
Steel, LLC ("AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT").

     SECTION 7.2 TAX MATTERS. The Purchaser, KES Holdings and ACH shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this Section 7.2 or any other Tax returns relating to the operations of the Company, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. KES Holdings and ACH agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing

                                       25

authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, KES Holdings or ACH, as the case may be, shall allow the other party to take possession of such books and records. In recognition of the fact that the transfer by ACH of the AKHC Membership Interest to AKHC has resulted in a technical termination of the Company under section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended (the "CODE"), the parties hereto shall cause a timely U.S. Partnership Return of Income (IRS Form 1065)
("PARTNERSHIP RETURN") to be filed for the taxable year of the Company ending on the date of such termination, and to make an election under section 754 of the
Code thereon, if such election has not been made by the Company on a prior taxable year's Partnership Return.

     SECTION 7.3 TAX LIABILITY. To the extent that any of the transactions contemplated by this Agreement gives rise to sales and/or use tax liability or other transfer, purchase, stamp or recordation documentary tax and fees
(collectively, "SALES TAXES"), Purchaser shall promptly pay such Sales Taxes to the appropriate tax authorities.

     SECTION 7.4 NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

     7.4.1 As used in this Section 7.4, the term "CONFIDENTIAL INFORMATION"
shall mean any and all information (oral and written) relating to YouthStream, the Purchaser or the Company (following the Closing), that is in the possession of either or both of the Sellers, other than such information which can be shown to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of
Section 7.4.2.

     7.4.2 Each of the Sellers agree not to, at any time following the date of this Agreement, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever, unless required to do so by applicable law, in which case the Sellers shall give prompt notice so that YouthStream may seek a protective order or other appropriate relief. In the event that such protective order is not obtained, Sellers shall disclose only the portion of the Confidential Information that his counsel advises that he is legally required to disclose.

     7.4.3 The parties hereby acknowledge and agree that (i) the other party would be irreparably injured in the event of a breach of any of the obligations under this Section 7.4, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the nonbreaching party shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which any party may have against the other party, whether under this
Agreement or otherwise, shall not be a defense to the enforcement of any of the rights under this Section 7.4.

                                    ARTICLE 8

                               SURVIVAL; INDEMNITY

     SECTION 8.1 SURVIVAL. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined

                                       26

or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this
Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate or document delivered at the Closing by any other party. Subject to the limitations set forth in Sections 8.6.2, 8.6.3 and 8.6.5, the respective representations, warranties, covenants and agreements of each of the Sellers, the Purchaser and YouthStream contained in this
Agreement shall survive the Closing for a period of twelve (12) months;
provided, however, that the obligations set forth in Section 4.7 shall survive until the earlier of (i) such date as all Series A Preferred Stock has been redeemed and all Promissory Notes have been repaid or (ii) eleven (11) years following the Closing Date.

     SECTION 8.2 OBLIGATION OF THE SELLERS TO INDEMNIFY. Subject to the
limitations contained in Sections 8.6.1 and 8.6.2, each of the Sellers hereby agrees severally, in accordance with their respective ownership of Membership
Interests being sold to the Purchaser hereunder, to indemnify the Purchaser and its affiliates, stockholders, officers, directors, employees, agents, representatives and successors, permitted assignees of the Purchaser and their affiliates (individually, a "PURCHASER INDEMNIFIED PARTY" and collectively, the
"PURCHASER INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to pay on behalf of or reimburse the
Purchaser Indemnified Parties as and when incurred for, any and all liabilities
(including liabilities for Taxes), obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses'
fees) of whatever kind and nature (collectively, "LOSSES"), that may be imposed on or incurred by any Purchaser Indemnified Party, as a consequence of, in connection with, incident to, resulting from or arising out of or in any way relating to or by virtue of: (a) (i) in the case of either of the Sellers, any misrepresentation, inaccuracy or breach of any warranty or representation contained in Sections 3.2 through 3.26 or in any certificate delivered by either of the Sellers with respect to such sections at the Closing, (ii) in the case of
KES Holdings, any misrepresentation, inaccuracy or breach of any warranty or representation contained in Section 3.1 made by KES Holdings or in any certificate delivered by such party at the Closing, and (iii) in the case of
ACH, any misrepresentation, inaccuracy or breach of any warranty or representation contained in Section 3.1 made by ACH or in any certificate delivered by such party at the Closing; (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or
Regulatory Authority) against or affecting any Purchaser Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of such Seller contained in Article III hereof or in any certificate delivered by Seller at the Closing;
(c) any breach or failure by such Seller to comply with, perform or discharge any obligation, agreement or covenant by such Seller contained in this
Agreement; and (d) any liability or obligation or any assertion against any
Purchaser Indemnified Party, arising out of or relating, directly or indirectly, in whole or in part, out of the conduct of the Company's business prior to the
Closing except for the Liabilities set forth on the Balance Sheet or on SCHEDULE
3.12.

     SECTION 8.3 OBLIGATION OF THE PURCHASER TO INDEMNIFY. Subject to the
limitations set forth in Section 8.6.3 and this Section 8.3, the Purchaser and
YouthStream, jointly and severally, hereby agree to indemnify each of the
Sellers and their respective affiliates, stockholders, officers, directors, members, managers, employees, agents, representatives and successors,

                                       27

permitted assignees (individually, a "SELLER INDEMNIFIED PARTY" and collectively, the "SELLER INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Seller Indemnified Parties from, and to pay on behalf of or reimburse the Seller Indemnified Parties as and when incurred for, any and all Losses that may be imposed on or incurred by the Seller Indemnified Parties as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of the Purchaser or
YouthStream contained in Article IV hereof or in any certificate delivered by the Purchaser or YouthStream at the Closing; or (b) any action, demand, proceeding, investigation or claim by any third party (including any
Governmental or Regulatory Authority) against any Seller Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of the Purchaser or
YouthStream contained in Article IV hereof or in any certificate delivered by the Purchaser or YouthStream at the Closing; (c) any breach or failure by the
Purchaser to comply with, perform or discharge any obligation, agreement or covenant by the Purchaser contained in this Agreement or (d) any liability or obligation or any assertion against any Seller Indemnified Party, arising out of or relating directly to, the conduct of the Company's business after the
Closing; provided, however, that YouthStream's indemnification obligations shall in all cases be limited to those matters set forth in subsection (a) and (b)
above only.

     SECTION 8.4 INDEMNIFICATION PROCEDURES.

     8.4.1 Non-Third Party Claims.

          (b) In the event that any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") asserts a claim for indemnification which does not involve a Third Party Claim (as defined in Section 8.4.2) (the
"NON-THIRD PARTY CLAIM"), against which a Person is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnified
Party shall give written notice to the Indemnifying Party (the "NON-THIRD PARTY
CLAIM NOTICE"), which Non-Third Party Claim Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the
Indemnified Party.

          (c) The Indemnifying Party may acknowledge and agree by written notice
(the "NON-THIRD PARTY ACKNOWLEDGEMENT OF LIABILITY") to the Indemnified Party to
satisfy the Non-Third Party Claim within thirty (30) days of receipt of the
Non-Third Party Claim Notice. In the event that the Indemnifying Party disputes the Non-Third Party Claim, the Indemnifying Party shall provide written notice of such dispute (the "NON-THIRD PARTY DISPUTE NOTICE") to the Indemnified Party
within thirty (30) days of receipt of the Non-Third Party Claim Notice (the
"NON-THIRD PARTY DISPUTE PERIOD"), setting forth a reasonable basis of such dispute. In the event that the Indemnifying Party shall fail to deliver the
Non-Third Party Acknowledgement of Liability or Non-Third Party Dispute Notice
within the Non-Third Party Dispute Period, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay the Non-Third Party Claim in full and to have waived any right to dispute the Non-Third Party Claim. Once the
Indemnifying Party has acknowledged and agreed to pay any Non-Third Party Claim pursuant to this Section 8.4.1, or once any dispute under this Section 8.4.1 has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, subject to the provisions of Section 8.6.1, the
Indemnifying Party shall pay the amount of such Non-Third Party Claim to

                                       28

the Indemnified Party within ten (10) days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

     8.4.2 Third Party Claims.

          (a) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "THIRD PARTY
CLAIM") in respect of which such Indemnified Party is entitled to indemnification by an Indemnifying Party under this Agreement, the Indemnified
Party shall give written notice to the Indemnifying Party (the "THIRD PARTY
CLAIMS NOTICE") within ten (10) Business Days after learning of such Third Party
Claim (or within such shorter time as may be necessary to give the Indemnifying
Party a reasonable opportunity to respond to such claim), together with a statement specifying the basis of such Third Party Claim. The Third Party Claims
Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party. The Indemnifying Party must provide written notice to the Indemnified Party that it is either (i)
assuming responsibility for the Third Party Claim or (ii) disputing the claim for indemnification against it (the "INDEMNIFICATION NOTICE"). The
Indemnification Notice must be provided by the Indemnifying Party to the
Indemnified Party with ten (10) days after receipt of the Third Party Claims
Notice or within such shorter time as may be necessary to give the Indemnified
Party a reasonable opportunity to respond to such Third Party Claim (the
"INDEMNIFICATION NOTICE PERIOD").

          (b) If the Indemnifying Party provides an Indemnification Notice to the Indemnified Party within the Indemnification Notice Period that it assumes responsibility for the Third Party Claim, the Indemnifying Party shall conduct at its expense the defense against such Third Party Claim in its own name, or if necessary in the name of the Indemnified Party. The Indemnification Notice shall specify the counsel it will appoint to defend such claim ("DEFENSE COUNSEL");
provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed. In the event that the Indemnifying Party fails to give the
Indemnification Notice within the Indemnification Notice Period, the Indemnified
Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim without the prior consent of the Indemnifying Party and subject to the provisions of Section 8.6.1, the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          (c) In the event that the Indemnifying Party disputes the claim for indemnification against it, such Indemnifying Party shall notify the Indemnified
Party to such effect within ten (10) days after receipt of the Third Party
Claims Notice (or within such shorter time as may be necessary to give the
Indemnified Party a reasonable opportunity to respond to such Third Party Claim)
by delivering written notice thereof to the Indemnified Party. In such event, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim, without the prior consent of the
Indemnifying Party. Once such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified Party and Indemnifying Party,

                                       29

subject to the provisions of Section 8.6.1, the Indemnifying Party shall within ten (10) days of the date of such resolution or agreement, pay to the
Indemnified Party all Losses paid or incurred by the Indemnified Party in connection therewith.

          (d) In the event that the Indemnifying Party delivers an
Indemnification Notice pursuant to which it elects to conduct the defense of the
Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense of the Third Party Claim and the Indemnified
Party will cooperate in good faith with and make available to the Indemnifying
Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. The Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. The Indemnifying Party will not settle the Third Party Claim or cease to defend against any Third Party Claim as to which it has delivered an
Indemnification Notice (as to which it has assumed responsibility for the Third
Party Claim), without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, such consent may be withheld for any reason if, as a result of such settlement or cessation of defense, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

          (e) If an Indemnified Party refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, which provides for a full release of the Indemnified Party and its affiliates relating to the Third
Party Claims underlying the offer of settlement and solely for a monetary payment, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified
Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the reasonable costs and expenses of the Indemnified
Party incurred prior to the date the Indemnifying Party notified the Indemnified
Party of the offer of settlement.

          (f) Notwithstanding clause (d) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the
Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party
Claim (i) if such Third Party Claim would impose liability on the part of the
Indemnified Party in an amount which is greater than the amount as to which the
Indemnified Party is entitled to indemnification under this Agreement or (ii)
that if unsuccessful, would set a precedent that would have a material adverse effect on, the business or financial condition of the Indemnified Party. In the event the Indemnified Party retains control of the Third Party Claim, the
Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

          (g) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 8.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to

                                       30

receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     SECTION 8.5 RIGHT OF OFFSET. Notwithstanding anything contained herein to the contrary, in the event Purchaser asserts a Non-Third Party Claim or a Third
Party Claim against a Seller, the indemnification obligations shall be implemented as set forth in this Section 8.5. The Purchaser shall be entitled, subject to the limitations set forth in Section 8.6, to offset any claim for indemnity made pursuant to Section 8.2 and in accordance with Section 8.4, against any payment of principal and/or interest due such Seller under the
Promissory Note issued to such Seller hereunder ("OFFSET RIGHT"); provided, however, the Purchaser may only exercise such right of offset in respect of claims relating to Losses actually incurred by a Purchaser Indemnified Party (in which case the amount of such offset shall be the amount of such actual Loss) or claims actually asserted by a third party (in which case the amount of the offset shall not exceed the Purchaser's good faith estimate of the amount of indemnifiable Losses that will ultimately be payable to a Purchaser Indemnified
Party in respect of such claims). To exercise the Offset Right, Purchaser shall indicate the specific principal and/or interest payment under the Promissory
Note that it intends to offset in the Non-Third Party Claim Notice or the Third
Party Claims Notice, as the case may be. In the case of a claim for indemnity arising out of a breach by both Sellers, the Offset Right shall be applied pro rata according to the amounts of debt owing under the respective Promissory
Notes held by the Sellers as of the date immediately prior to the enforcement of the Offset Right. If any such claims for indemnity are resolved in favor of a
Seller by mutual agreement or otherwise, or if the amount withheld exceeds the amount ultimately payable to a Purchaser Indemnified Party in respect of such claim, the Purchaser shall pay to such Seller excess amount withheld with respect to such claim, together with interest thereon for the period such amount has been withheld at a rate equal to the published prime rate of interest of
J.P. Morgan Chase in New York, in effect from time to time during the relevant period.

     SECTION 8.6 LIMITATIONS ON AND OTHER MATTERS REGARDING INDEMNIFICATION.

     8.6.1 Indemnity Cushion and Cap. Subject to Section 8.6.5, no Seller shall have any liability to any Purchaser Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 8.2 until such time as the amount of such liability shall exceed $3,000,000 in the aggregate (in which case such Seller shall be liable for all Losses in excess of $3,000,000).
Notwithstanding anything to the contrary herein, subject to Section 8.6.5, the maximum aggregate liability of each Seller for indemnity payments under Section
8.2 shall be an amount equal to the total principal amount and interest due and owing under the Promissory Note held by such Seller.

     8.6.2 Termination of Indemnification Obligations of Sellers. Subject to
Section 8.6.5, the obligation of each Seller to indemnify under Section 8.2 hereof shall terminate on the date that is one (1) year following the Closing
Date, except as to matters as to which the Purchaser Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

                                       31

     8.6.3 Termination of Indemnification Obligations of the Purchaser and
YouthStream. The obligation of the Purchaser and YouthStream to indemnify under
Section 8.3 hereof shall terminate on the date that is one (1) year following the Closing Date, except as to matters as to which any Seller Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

     8.6.4 Treatment. Any indemnity payments by an Indemnifying Party to an
Indemnified Party under this Article VIII shall be treated by the parties as an adjustment to the Purchase Price.

     8.6.5 Exceptions. The limitations set forth above in Section 8.6.1, 8.6.2 and 8.6.3 shall in no event (a) apply to any Losses incurred by a Purchaser
Indemnified Party which relate, directly or indirectly, to (i) any fraudulent acts committed by either Seller; and (ii) any breach of a representation or warranty contained in Sections 3.1 and 3.25 hereto or (b) apply to any Losses incurred by a Seller Indemnified Party which relate, directly or indirectly, to any fraudulent acts committed by the Purchaser. The limitations set forth in
Section 8.6.2 shall not apply to any breach of a representation or warranty contained in Sections 3.6 (first sentence only), 3.7, 3.11, 3.15 or 3.19, all of which shall survive until the expiration of the applicable statute of limitations, with respect to such claim. The limitations set forth in Section
8.6.3 shall not apply to any breach of Sections 4.7 or 4.8, which provision and the obligations set forth therein shall survive until the date that the earlier of (i) such date as all Series A Preferred Stock has been redeemed and all
Promissory Notes have been repaid or (ii) eleven (11) years following the
Closing Date.

                                   ARTICLE 9

                                  MISCELLANEOUS

     SECTION 9.1 EXPENSES. Except as otherwise provided in this Agreement, each party shall pay its own respective expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

     SECTION 9.2 GOVERNING LAW. The interpretation and construction of this
Agreement, and all matters relating hereto (including, without limitation, the validity or enforcement of this Agreement), shall be governed by the laws of the
State of Delaware without regard to any conflicts or choice of laws provisions of the State of Delaware that would result in the application of the law of any other jurisdiction.

     SECTION 9.3 DEFINITIONS.

     9.3.1 "AFFILIATE" means, with respect to any Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

                                       32

     9.3.2 "CAPITAL EXPENDITURES" means all payments or accruals (including
Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

     9.3.3 "BRIDGE INDEBTEDNESS" means, for any period, an amount equal to the total principal and accrued interest payable by the Company as of the end of such period with respect to each of the following: (i) Subordinated Promissory
Note dated March 29, 2004 in the amount of $300,000 in favor of Ravich Revocable
Trust of 1989, (ii) Subordinated Promissory Note dated March 29, 2004 in the amount of $700,000 in favor of Atacama Capital Holdings, Ltd., (iii)
Subordinated Promissory Note dated May 19, 2004 in the amount of $2,450,000 in favor of Atacama Capital Holdings, Ltd., (iv) Subordinated Promissory Note dated
May 19, 2004 in the amount of $1,050,000 in favor of Ravich Revocable Trust of
1989, (v) Subordinated Promissory Note dated August 26, 2004 in the amount of
$1,750,000 in favor of Atacama Capital Holdings, Ltd., (vi) Subordinated
Promissory Note dated August 26, 2004 in the amount of $450,000 in favor of
Libra Securities Holdings, LLC, and (vii) Subordinated Promissory Note dated
August 26, 2004 in the amount of $300,000 in favor of Ravich Revocable Trust of
1989.

     9.3.4 "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on the balance sheet of the lessee or otherwise would be disclosed as such in a note to such balance sheet.

     9.3.5 "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with
GAAP, would appear on a balance sheet of such lessee in respect of such Capital
Lease or otherwise be disclosed in a note to such balance sheet.

     9.3.6 "CASH CAPEX" means Capital Expenditures that are not financed through the incurrence of Indebtedness.

     9.3.7 "CASH AND CASH EQUIVALENTS" means cash, demand deposit, money market accounts, and debt instruments purchased with an original maturity of three months or less.

     9.3.8 "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     9.3.9 "EXTRAORDINARY GAIN" means a gain realized by the Company as a result of an event not undertaken in the ordinary course of business.

     9.3.10 "EXTRAORDINARY LOSS" means a loss incurred by the Company as a result of an event not undertaken in the ordinary course of business; provided, however, that the amount of any Extraordinary Loss shall be reduced by the amount of any insurance proceeds or other monetary recovery received in connection therewith.

                                       33

     9.3.11 "FREE CASH" means, for any period, (i) Net Income (Loss); minus (ii)
Tax Sharing Payments; plus (iii) amortization and depreciation expense as determined in accordance with GAAP; minus (iv) Cash Capex; minus (v) net increases in Working Capital, if any; minus (vi) any mandatory debt payments
(including any payment with respect to any Bridge Indebtedness) plus (vii)
Series B Preferred Stock Proceeds plus (viii) net decreases in Working Capital, if any, plus (ix) any non-cash Extraordinary Losses, if any and minus (x) any non-cash Extraordinary Gain, if any. For purposes of this Agreement, Free Cash, and all components thereof, shall be calculated by the Company, AKHC and the
Purchaser, and each of their subsidiaries, on a combined basis.

     9.3.12 "GECC SENIOR SECURED LOAN FACILITY" shall mean that certain GECC
Senior Secured Loan Facility by and among KESA and GECC, as amended from time to time.

     9.3.13 "GOVERNMENTAL AUTHORITY" means

               9.3.13.1 the government of the United States of America or any
State or other political subdivision thereof, or

               9.3.13.2 any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

               9.3.13.3 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     9.3.14 "GUARANTEED INDEBTEDNESS" means, as to any person, any obligation of such person guaranteeing any indebtedness, lease, dividend, or other obligation
("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such guaranteeing person
(whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

     9.3.15 "INDEBTEDNESS" means, with respect to any person, (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations which respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due);
(ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed
Indebtedness; (vi) all Indebtedness referred

                                       34

to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (vii) all liabilities under
Title IV of ERISA.

     9.3.16 "KNOWLEDGE" shall mean, where any representation and warranty contained in this Agreement is expressly specified by reference to the knowledge of a party hereto, the actual knowledge of the executive officers of such party, as the case may be, and unless otherwise stated, such knowledge that would have been discovered by such executive officers after reasonable due inquiry.

     9.3.17 "LIEN" means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement, perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

     9.3.18 "LOSSES," as used in this Agreement is not limited to matters asserted by third parties against a Purchaser Indemnified Party, but includes
Losses incurred or sustained by a Purchaser Indemnified Party in the absence of third party claims.

     9.3.19 "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, prospects, operations, affairs, financial condition, assets or properties of the Company, a Seller or the Purchaser, as the case may be, taken as a whole, or (ii) the ability of the Purchaser to perform its obligations under this Agreement and the Other Seller Documents, or (iii) the validity or enforceability of this Agreement or the Other Seller Documents.

     9.3.20 "NET INCOME (LOSS)" means, for any period, the aggregate net income
(or loss) after taxes for such period (other than any liability on account of
U.S. federal income taxes), determined in accordance with GAAP.

     9.3.21 "OTHER SELLER DOCUMENTS" means the documents, certificates and agreements contemplated by this Agreement, or by any of the documents, certificates or agreements contemplated thereby.

     9.3.22 "PERSON" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

     9.3.24 "SERIES B PREFERRED STOCK PROCEEDS" means, for any period, the amount contributed by YouthStream to the Purchaser during such period in exchange for the issuance of shares of Series B preferred stock by the Purchaser to YouthStream.

                                       35

     9.3.25 "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its
Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its
Subsidiaries). Unless the context otherwise clearly requires, any reference to a
"SUBSIDIARY" is a reference to a Subsidiary of the Purchaser.

     9.3.26 "TAX SHARING PAYMENTS" means, for any period, the amount payable to
YouthStream for such period pursuant to the Tax Sharing Agreement dated as of the Closing Date among YouthStream, the Purchaser and AKHC.

     9.3.27 "WORKING CAPITAL" means, for any period, the difference between current balance sheet assets (excluding Cash and Cash Equivalents and including deposits) and current balance sheet liabilities (excluding the current portion of the Bridge Indebtedness and the net increases or decreases in any working capital facility then in effect), in each case determined in accordance with
GAAP.

     SECTION 9.4 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 9.5 PUBLICITY. The Sellers and Youthstream shall have the right to approve before issuance of any press releases, SEC, OTCBB (or other applicable trading market) or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that Youthstream shall be entitled, without the prior approval of any Seller, to make any press release or SEC, OTCBB (or other applicable trading market) or NASD filings with respect to such transactions as is required by applicable law and regulations based on advice it receives from experienced securities counsel (although each of the
Sellers shall be consulted by Youthstream in connection with any such press release or filing prior to its release and shall be provided with an opportunity to comment thereon).

     SECTION 9.6 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand or courier, (b) three (3) days after the date of deposit in the mails, postage prepaid, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

     If to the Purchaser or YouthStream, addressed to:

        YouthStream Acquisition Corp.
        c/o YouthStream Media Networks, Inc.
        244 Madison Avenue, PMB #358
        New York, New York 10016
        Attention: Jonathan V. Diamond

                                       36

        Fax: (212) 490-2990
           with a copy to:
        Littman Krooks LLP
        655 Third Avenue, 20th Floor
        New York, New York 10017
        Attention: Mitchell C. Littman, Esq.
        Fax: (212) 490-2990

           with a copy to:
        Frost Brown Todd LLC
        2200 PNC Center
        201 East Fifth Street
        Cincinnati, Ohio 45202-4182
        Attention: Beth A. Buchanan, Esq.
        Fax: (513) 651-6981

     If to KES Holdings, to:
        KES Holdings, LLC
        c/o Libra/KES Investment I LLC
        11766 Wilshire Boulevard
        Suite 870
        Los Angeles, California 90025
        Attention: David C. Wang
        Fax: (310) 996-9590

           with a copy to:
        Pillsbury Winthrop LLP
        11682 El Camino Real, Suite 200,
        San Diego, California 92130
        Attention: Christopher M. Forrester, Esq.
        Fax: (858) 509-4010

     If to ACH, to:
        Atacama Capital Holdings, Ltd.
        c/o HWR Services Limited
        Craigmuir Chambers
        P.O. Box 71
        Road Town
        Tortola, British Virgin Islands
        Attention: Damian Resnik
        Fax: (441) 292-0866

           with a copy to:
        Seward & Kissel LLP
        One Battery Park Plaza
        New York, New York 10004
        Attention: Craig Hickernell, Esq.
        Fax: (212) 480-8421

     Any party may change the address to which notices are to be sent by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

                                       37

     SECTION 9.7 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. Any purported such transfer, assignment, pledge, or hypothecation (other than by operation of law) shall be void and ineffective. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     SECTION 9.8 SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     SECTION 9.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts or by facsimile transmission, all of which taken together shall constitute one instrument.

     SECTION 9.10 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 9.11 AMENDMENTS. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by each of the parties hereto.

     SECTION 9.12 THIRD PARTY BENEFICIARIES. Each party hereto intends that this
Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 9.9, except the Purchaser
Indemnified Parties as provided in Article VIII hereof.

     SECTION 9.13 USE OF TERMS. Whenever the context so requires or permits, all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

     SECTION 9.14 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto.

                            [SIGNATURE PAGE FOLLOWS]

                                       38

     IN WITNESS WHEREOF, the parties hereto have executed this Securities
Purchase Agreement on the day and year first above written.

                                    YOUTHSTREAM ACQUISITION CORP.

                                    BY: /s/ Jonathan V. Diamond
                                        ----------------------------------------
                                    NAME: Jonathan V. Diamond
                                          --------------------------------------
                                    TITLE: Chief Executive Officer
                                           -------------------------------------

                                    YOUTHSTREAM MEDIA NETWORKS, INC.

                                    BY: /s/ Jonathan V. Diamond
                                        ----------------------------------------
                                    NAME: Jonathan V. Diamond
                                          --------------------------------------
                                    TITLE: Chief Executive Officer
                                           -------------------------------------

                                    KES HOLDINGS, LLC

                                    By: Libra/KES Investment I, LLC
                                    Its: Manager

                                    By: /s/ Jess M. Ravich
                                        ----------------------------------------
                                    Name: Jess M. Ravich
                                    Its: Authorized Signatory

                                    ATACAMA CAPITAL HOLDINGS, LTD.

                                    BY: /s/ Gwenyth Vanterpool
                                        ----------------------------------------
                                    NAME: Gwenyth Vanterpool for Westlaw Limited
                                          --------------------------------------
                                    TITLE: Director
                                           -------------------------------------

                                       39